Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") dated as of April 7, 2003, by and among American Millennium Corporation, Inc., a New Mexico corporation ("AMCI"), Lightfoot Precision Control, Inc., a Texas corporation, doing business as Precision Control ("Precision") and the shareholders (the "Selling Shareholders") of Precision listed on Schedule A attached hereto.

                                    RECITALS

     A. AMCI and the Selling Shareholders deem it desirable and in the best interests of AMCI and Precision for AMCI to acquire one hundred percent (100%) of all of the issued and outstanding capital stock of Precision (the "Precision Capital Stock") from the Selling Shareholders in exchange for shares of the common voting stock, $.001 par value, of AMCI (the "AMCI Common Stock"), so that Precision will become a controlled subsidiary of AMCI and the Selling Shareholders will become additional shareholders of AMCI.

     B. For federal income tax purposes, it is intended that the exchange of the Precision Capital Stock for shares of the AMCI Common Stock qualify as a type B reorganization under the provisions of Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to set forth the terms and conditions of the exchange, the mode of carrying the same into effect, the manner and basis of exchanging the capital stock and other stock rights of the Selling Shareholders in Precision for shares of the AMCI Common Stock and such other details and provisions as are deemed necessary or proper, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                    EXCHANGE

     1.1 Adoption of Plan of Exchange. Subject to and in accordance with the terms and conditions of this Agreement, AMCI and the Selling Shareholders hereby adopt a plan of reorganization pursuant to Section 368(a)(1)(B) of the Code.

     1.2 Selling Shareholder Transfers. The Selling Shareholders agree to transfer to AMCI all of their shares of the common stock, par value $1.00 per share of Precision (the "Precision Common Stock"), now owned and hereafter acquired prior to the Closing Date, all options, warrants or rights of any kind held by the Selling Shareholders for shares of capital stock in Precision. The real property of approximately 4.5 acres with all improvements thereon including the building comprising approximately 10,000 square feet of office and warehouse space (the "Property") shall be (a) appraised prior to Closing by an appraiser approved by AMCI and (b) contributed by Jerry Green prior to Closing to the capital of Precision (the "Contribution") subject to the first mortgage indebtedness thereon (the "First Mortgage") in the approximate amount of One Hundred Eight Thousand Dollars ($110,000.00) and the capital account of Precision shall be thereupon increased by the difference in the appraised value of the Property and the balance due on the First Mortgage on the date of the contribution. If the First Mortgage documents contain a "due on sale" clause, then a condition precedent to Closing shall be that the Selling Shareholders' must obtain written evidence of approval of the Contribution, and a waiver of principal acceleration by reason of the Contribution, from the holder of the First Mortgage. The indebtedness of Precision to the Selling Shareholders in the approximate amount of (none) ($0.00) shall be paid in cash in full by Precision simultaneous with Closing from funds to be advanced by AMCI to Precision at Closing (the "Closing Advance").


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     1.3 AMCI Stock Issues. In exchange for the Selling Shareholders' transfers set forth in Section 1.2 above, AMCI shall issue to the Selling Shareholders Two Million Seven Hundred Fifty Thousand (2,750,000) shares of the AMCI Common Stock, in accordance with the remaining terms of this Agreement. The determination as to the equitable allocation and distribution of the Two Million Seven Hundred Fifty Thousand (2,750,000) shares of the AMCI Common Stock amongst the Selling Shareholders shall be ratable in accordance with the presently issued and reserved for issuance shares of Precision, as evidenced by the signatures of all of the Selling Shareholders on Schedule A attached hereto. If Precision's gross sales after it becomes a subsidiary of AMCI of its products exceeds Four Million Dollars ($4,000,000.00) from and after the Closing Date through July 31, 2004, then in such event the Selling Shareholders shall be entitled to the issuance on or before August 31, 2004 by AMCI of warrants ("Warrants") to purchase One Million (1,000,000) common shares, as adjusted for all stock splits or stock dividends from and after the date hereof, if any. The Warrants shall be for a term of three years commencing on the issuance date ("Effective Date") and shall be exercisable at a price of Twenty-Five Cents ($0.25) per share if exercised during the first Warrant year, Fifty Cents ($0.50) per share if exercised during the second Warrant year and Seventy-Five Cents ($0.75) per share if exercised during the third Warrant year. The Warrants shall be in the form of and have such benefits and restrictions as set forth in Exhibit "B" attached hereto.

     1.4 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the office of Precision Control, on April 21, 2003, or such other date to be specified by the parties. The date on which the Closing occurs is herein referred to as the "Closing Date."

     1.5 Material Adverse Effect. "Material Adverse Effect" or "Material Adverse Change" means any effect, change, event, circumstance or condition which when considered with all other effects, changes, events, circumstances or conditions would reasonably be expected to materially adversely affect the business, results of operations or financial condition of AMCI or Precision, in each case including its respective subsidiaries together with it taken as a whole, as the case may be. In no event shall any of the following constitute a Material Adverse Effect or a Material Adverse Change: (i) a change in the trading prices of AMCI's equity securities between the date hereof and the Closing Date, in and of itself; (ii) effects, changes, events, circumstances or conditions generally affecting the industry in which either AMCI or Precision operate or arising from changes in general business or economic conditions; (iii) effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles, which affect generally entities such as AMCI and Precision; (v) any effects, changes, events, circumstances or conditions (including, without limitation, non-governmental litigation, delays in customer orders, a reduction in sales, a disruption in supplier, distributor or similar relationships or a loss of employees) resulting from the announcement or pendency of any of the transactions contemplated by this Agreement; and (vi) any effects, changes, events, circumstances or conditions resulting from compliance by AMCI or Precision with the terms of, or the taking of any action contemplated, or permitted by, this Agreement.


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                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                    OF PRECISION AND THE SELLING SHAREHOLDERS

     Precision and the Selling Shareholders hereby jointly and severally represent and warrant, subject to the exceptions specifically described in writing in the respective Sections of the Disclosure Schedule delivered by Precision and the Selling Shareholders to AMCI and dated as of the date hereof (the "Precision Disclosure Schedule") as follows:

     2.1 Organization and Standing. Precision is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the assets or properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the assets or properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on Precision.

     2.2 Agreement Authorized and its Effect on Other Obligations. Upon approval and adoption of this Agreement by the Board of directors of Precision and execution of this Agreement by the Selling Shareholders, the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of Precision and the Selling Shareholders, and this Agreement will be a valid and binding obligation of Precision and the Selling Shareholders and enforceable against Precision and the Selling Shareholders in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and (ii) general principles of equity. This Agreement and the consummation of the transactions contemplated hereby do not conflict with or cause a violation, breach or default of any term or provision of (i) the certificate of incorporation or bylaws of Precision or (ii) any indenture, mortgage, deed of trust, lease, contract or other agreement to which Precision or any of its subsidiaries or any of the Selling Shareholders is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect on Precision. At the Closing Date, the consummation of the transactions contemplated by this Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, (i) the certificate of incorporation or bylaws of Precision or (ii) any indenture, mortgage, deed of trust, lease, contract or other agreement to which Precision or any of its subsidiaries or any of the Selling Shareholders is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect on Precision. Section 2.2 of the Precision Disclosure Schedule lists all holders of any material indebtedness for borrowed money of Precision as of the date of this Agreement, the lessors of any material property leased by Precision and the other parties to any Material Contract (as defined in Section 2.9) to which Precision is a party as of the date of this Agreement in each case whose consent to the transactions contemplated hereby is required.


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     2.3 Capitalization.

     2.3.1 Authorized, Issued and Treasury Stock. The capitalization of Precision consists of 100,000 shares of common stock, par value $1.00 per share (the "Precision Preferred Stock"), of which as of April 21, 2003, 1,000 shares were issued and outstanding; as of April 21, 2003, no shares of the Precision Common Stock were held in Precision's treasury.

     2.3.2 Status of Shares. All of the outstanding shares of the Precision Preferred Stock and the Precision Common Stock are validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights of any stockholder.

     2.3.3 List of Outstanding Options, Etc. Section 2.3 of the Precision Disclosure Schedule sets forth a complete list as of the date of this Agreement of all outstanding options, warrants or obligations of any kind to issue any shares of capital stock of Precision, the owners thereof and the amounts owned.

     2.3.4 Selling Shareholders 100% of Outstanding Precision Common Stock. At the Closing Date, the Selling Shareholders will own one hundred percent (100%) of all of the issued and outstanding shares of the Precision Common Stock on a diluted basis, taking into account all outstanding options, warrants or obligations of any kind to issue any shares of Precision Common Stock. The number of shares of Precision Common Stock, owned and to be owned prior to the Closing Date by each Selling Shareholder and the number of outstanding options, warrants, etc. for each Selling Shareholder is accurately and completely set forth on Schedule A attached hereto.

     2.4 Subsidiaries. Section 2.4 of the Precision Disclosure Schedule lists the subsidiary corporations or "Affiliates" (herein defined as such term is used in Rule 145 under the Securities Act) of Precision existing at the date hereof, and shows as to each of such subsidiary corporations or Affiliates the percentage of the total outstanding stock or other ownership thereof which is owned by Precision at such date. All ownership interests in Affiliates and outstanding shares of stock of the subsidiary corporations owned by Precision are validly issued, fully paid, and nonassessable, and Precision has good and valid title thereto free and clear of any mortgage, pledge, lien, charge, security interest, option, right of first refusal, preferential purchase right, defect, encumbrance or other right or interest of any other person (collectively, an "Encumbrance"), except for shares of capital stock or other similar ownership interests of certain subsidiaries or Affiliates of Precision


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that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries or Affiliates. Each such subsidiary is a corporation duly organized, validly existing, and in good standing (or equivalent concept with respect to jurisdictions that do not recognize such concept) under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is, or on the Effective Time will be, duly qualified or licensed to do business and is, or on the Effective Time will be, in good standing (or equivalent concept with respect to jurisdictions that do not recognize such concept) as a foreign corporation authorized to do business in all jurisdictions in which the character of the assets or properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on Precision. As hereinafter used in this Article II, the term "Precision" also includes any and all of its directly and indirectly held subsidiaries or Affiliates, except where the context indicates to the contrary; provided, however, that for purposes of Sections 2.7.1 and 2.20, the term "Precision" further includes any corporation, trade, business or entity under common control with Precision within the meaning of Section 414(b), (c),
(m) or (o) of the Code or Section 4001 of ERISA.

     2.5 Reports and Financial Statements. Precision has previously furnished or made available to AMCI true and complete copies of (a) Precision's financial reports prepared for Precision through December 31, 2002, and (b) Precision's federal tax returns for calendar years 2001, 2000 and 1999. The financial statements of Precision (collectively, the "Precision Reports") were, or (if prepared after the date hereof) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, or will fairly present, the consolidated financial position for Precision as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (except with respect to interim period financial statements, for normal year-end adjustments which are not material and for the absence of footnotes).

     2.6 Liabilities. Precision has no liabilities of the type required to be disclosed in the consolidated financial statements of Precision prepared in accordance with generally accepted accounting principles applied on a consistent basis, except for: (i) liabilities disclosed in the financial statements (including any related notes) contained in the Precision Reports and (ii) liabilities incurred in the ordinary course of business consistent with past practices.

     2.7 Additional Precision Information. Set forth in Section 2.7 of the Precision Disclosure Schedule are true, complete and correct lists of the following items, and Precision agrees that upon the request of AMCI, it will furnish to AMCI true, complete and correct copies of any documents referred to in such lists:

     2.7.1 Employee Compensation Plans. All bonus, incentive compensation, stock option, deferred compensation, profit-sharing, retirement, pension, welfare, severance pay, supplemental income, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements that are in effect as of the date of this Agreement covering active, former or retired employees of Precision (collectively, "Precision Plans"), together with copies of the most recent Internal Revenue Service determination letters that have been received, if any, with respect to such plans;


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     2.7.2 Collective Bargaining Agreements. Any collective bargaining agreements of Precision as of the date of this Agreement with any labor union or other similar representative of employees, including amendments, supplements, and understandings; and

     2.7.3 Guaranties. All indebtedness of Precision guaranteed by any current or former shareholder of Precision, or guaranteed by any third party, and all third party indebtedness, liabilities and commitments of others as to which Precision is a guarantor, endorser, co-maker, surety, or accommodation maker (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party.

     2.8 Certain Agreements. The consummation of the transactions contemplated by this Agreement will not cause or result in the acceleration or vesting of any benefits, payments or rights covering active, former or retired employees of Precision under (i) any Precision Plans or (ii) any other agreements to which Precision is a party that could reasonably be expected to have a Material Adverse Effect on Precision.

     2.9 No Undisclosed Contracts or Defaults. Except as may be specified in the Precision Reports, Precision is not a party as of the date of this Agreement, to, or bound as of the date of this Agreement by, any material contract or arrangement of a nature required to be disclosed within an annual report of Precision under generally accepted accounting principles (a "Material Contract"), nor is Precision in default in any material obligation or covenant on its part to be performed under any lease or other contract that is material to the business of Precision.

     2.10 Absence of Certain Changes and Events. Except as set forth in the Precision Reports, other than as a result of the transactions contemplated by this Agreement, between December 31, 2002 and the date of this Agreement, there has not been:

     2.10.1 Financial Change. Any adverse change in the financial condition, backlog, operations or business of Precision which could reasonably be expected to have a Material Adverse Effect on Precision;

     2.10.2 Property Damage. Any damage, destruction, or loss to the business or properties of Precision (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on Precision;

     2.10.3 Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Precision Common Stock, or any direct or indirect redemption, purchase or any other acquisition by Precision of any such stock that could reasonably be expected to have a Material Adverse Effect on this transaction;

     2.10.4 Labor Disputes. Any labor dispute; or


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     2.10.5 Employment Arrangements. Any increase in compensation, bonus, deferred compensation, stock options or other consideration of any employee or director other than in the ordinary course of business consistent with past practice.

     2.11 Taxes.

     2.11.1 Tax Returns Filed; Taxes Paid. Except with respect to failures which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Precision, (i) all returns and reports ("Tax Returns") of or with respect to any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (x) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (y) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (z) interest, penalties and additions to tax imposed with respect thereto ("Tax" or "Taxes") which are required to be filed on or before the Closing by or with respect to Precision have been or will be duly and timely filed, (ii) all Taxes which have become or will become due with respect to the period covered by each such Tax Return have been or will be timely paid in full, (iii) all withholding Tax requirements imposed on or with respect to Precision have been or will be satisfied in full in all respects, and
(iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

     2.11.2 Open Returns Disclosed. All federal and state income and franchise Tax Returns of or with respect to Precision with unexpired or extended statutes of limitations which have been audited by the applicable governmental authority are set forth in Section 2.11 of the Precision Disclosure Schedule.

     2.11.3 Extensions Disclosed. As of the date of this Agreement, there is not in force any extension of time with respect to the due date for the filing of any federal or state income or franchise Tax Return of or with respect to Precision or any waiver or agreement for any extension of time for the assessment or payment of any federal or state income or franchise Tax of or with respect to Precision.

     2.11.4 Claims Disclosed. There is no claim against Precision for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed in writing with respect to any Tax Return of or with respect to Precision other than those which could not reasonably be expected to have a Material Adverse Effect on Precision.

     2.11.5 Scheduled Tax Liabilities Sufficient. The total amounts set up as liabilities for current and deferred Taxes in the financial statements referred to in Section 2.5 of this Agreement are sufficient to cover in all material respects the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Precision up to and through the periods covered thereby.


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     2.11.6 Tax Allocation Agreements. There are no Tax allocation or sharing agreements.

     2.11.7 No Tax Liens. Except for statutory liens for current Taxes not yet due, no material liens for Taxes exist upon the assets of Precision.

     2.11.8 Change of Accounting Method. Precision will not be required to include any amount in income for any taxable period beginning after December 31, 2002, as a result of a change in accounting method for any taxable period or pursuant to any agreement with any Tax authority with respect to any such taxable period.

     2.11.9 Partnerships; Foreign Corporations. Except as is set forth in
Section 2.11.9 of the Precision Disclosure Schedule, as of the date of this Agreement, none of the property of Precision is held in an arrangement for which partnership Tax Returns are being filed, and as of the date of this Agreement, Precision does not own any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other entity the income of which is required to be included in the income of Precision.

     2.11.10 Safe Harbor Leases; Tax-Exempt Use Property. Except as is set forth in Section 2.11.10 of the Precision Disclosure Schedule, as of the date of this Agreement, none of the property of Precision is subject to a safe-harbor lease (pursuant to section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of
1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g)(5) of the Code).

     2.11.11 Actions Preventing Treatment as a Reorganization. Neither Precision nor, to the knowledge of Precision, any of its Affiliates has taken or agreed to take any action that would prevent the transactions contemplated hereby from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     2.12 Intellectual Property. For purposes of this Section 2.12 and Section 2.14, "Third Party Distributed Software" means the third party software programs currently being distributed by Precision, whether as integrated or bundled with any of Precision's software or hardware products or as a separate stand-alone product, and "Internally Developed Software" means all software programs developed for or on behalf Precision and currently being distributed by Precision and all software or hardware products or programs under development by Precision but not currently distributed, other than Third Party Distributed Software. Third Party Distributed Software and Internally Developed Software shall collectively be referred to as the "Software Programs."

     2.12.1 Ownership. Precision exclusively owns all Internally Developed Software, including without limitation those Software Programs listed on Section
2.12.1 of the Precision Disclosure Schedule, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances


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or charges of any kind (other than object code end user licenses in the ordinary course of business and Marketing Agreements). Precision exclusively owns (or by the Closing Date will so own) all material patents, trademarks, service marks, trade names and copyrights (including registrations, licenses and applications pertaining thereto) and all other material intellectual property rights, trade secrets and other confidential or proprietary information, processes and formulae embodied in the Internally Developed Software (the "Intellectual Property"), free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind (other than object code end user licenses in the ordinary course of business and Marketing Agreements). Section 2.12 of the Precision Disclosure Schedule contains a complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents relating to the Internally Developed Software.

     2.12.2 Notices. In no instance has the eligibility of the Internally Developed Software for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

     2.12.3 Protection. The source code and related technical system documentation for the Internally Developed Software are protected by Precision as trade secrets in accordance with trade secret protections sufficient to maintain trade secret status under applicable law. The source code and related technical system documentation for the Internally Developed Software have been disclosed by Precision only to (i) employees and contractors who have had a "need to know" the contents thereof in connection with the performance of their duties to Precision and who have executed nondisclosure agreements in the form provided by Precision to AMCI, and (ii) third parties under source code escrow agreements.

     2.12.4 Personnel. All personnel who during the three years prior to the date hereof have been employees, agents, consultants and contractors of Precision (and/or Precision's predecessors) and who (on behalf of Precision and/or Precision's predecessors) have contributed to or participated in the conception and development of Internally Developed Software and related technical documentation that is material to the operation of Precision's business have executed nondisclosure agreements and have executed appropriate instruments of assignment in favor of Precision as assignee (or will have so executed by the Closing Date) that have conveyed to Precision (or will so convey to Precision by the Closing Date), effective, and exclusive ownership of all tangible and intangible property thereby arising.

     2.12.5 Third-Party Software. Section 2.12.5 of the Precision Disclosure Schedule contains a complete list of material Third Party Distributed Software.
Section 2.12.5 of the Precision Disclosure Schedule lists all license agreements for the use of all such material Third Party Software and, if any such software is not licensed, the basis of the use of such software by Precision. Precision has not taken any action that could, or failed to take any action, the failure of which could, reasonably be expected to (i) give rise to the termination by a licensor of Precision's license to distribute any material Third Party Distributed Software or (ii) materially restrict Precision's right of use of any material Third Party Distributed Software under any license agreement or other right of use, in each case subject to any right Precision may have to receive notice of and/or cure or remedy such action or failure to act.


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     2.12.6 No Infringement. The Internally Developed Software and, to
Precision's knowledge as of the date of this Agreement, the Third Party Distributed Software do not infringe and will not infringe any copyright or trade secret of any person or entity, and, to Precision's knowledge, no part of the Internally Developed Software nor the use thereof for their intended purposes (and to Precision's knowledge as of the date of this Agreement, no part of the Third Party Distributed Software nor the use thereof for their intended purposes) infringes or will infringe any valid and subsisting patent or other exclusionary right of any third party. As of the date of this Agreement, no written claims have been asserted against Precision by any person or entity as to the use of any of the Intellectual Property.

     2.12.7 Integrity. Except with respect to demonstration or trial copies, no portion of the Internally Developed Software or, to Precision's knowledge as of the date of this Agreement, the Third Party Distributed Software contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines that disable or erase software, hardware, or data without the consent of the user.

     2.12.8 Year 2000. The Software Programs are Year 2000 Compliant. As used in this Section 2.12.8 and Section 3.15, "Year 2000 Compliant" means that (a) the performance of the software has not been and will not be adversely affected by any date change involving dates in the 20th and 21st century and (b) use of the software will not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century, provided that such date data is in the correct format for such software as specified in the applicable documentation for such software.

     2.13 Intentionally omitted.

     2.14 Software Contracts.

     2.14.1 End-User Agreements. Section 2.14.1 of the Precision Disclosure Schedule sets forth a complete example of each of Precision's current standard end user license agreements with respect to the Internally Developed Software (the "Standard Licenses"). Section 2.14.1 of the Precision Disclosure Schedule accurately identifies each license transaction (with customer name redacted, if desired) which generated $10,000 or more of revenues during the twelve months ending December 31, 2002.

     2.14.2 Marketing Agreements. Section 2.14.2 of the Precision Disclosure Schedule sets forth a complete list of all contracts, agreements, licenses, or other commitments or arrangements in effect with respect to the marketing, remarketing, distribution, licensing or promotion of the Software Programs or any other Technical Documentation or the Intellectual Property by any independent salesperson, distributor, sublicensor or other remarketer or sales organization (the "Marketing Agreements"), which generated 5% or more of Precision's revenues during the preceding four fiscal quarters.


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     2.15 Title to Properties. With minor exceptions which in the aggregate are not material, and except for merchandise and other property and assets sold, used or otherwise disposed of in the ordinary course of business for fair value or no longer necessary for the operation of Precision's business, Precision has good and valid title to or valid leasehold interests in all its properties, interests in properties and assets, real and personal, reflected in the most recent balance sheet of Precision included in the Precision Reports, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the most recent balance sheet of Precision included in the Precision Reports, (ii) liens for current taxes or other governmental charges or levies not yet due and payable, (iii) Encumbrances that are created, arise or exist under or in connection with any leases or other contracts or other matters referred to in the Precision Disclosure Schedule, (iv) Encumbrances that relate to or are created, arise or exist in connection with, any legal proceeding disclosed herein that is being contested in good faith, and
(v) such imperfections of title, easements and Encumbrances, if any, as do not and will not materially detract from the value of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Precision leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid and effective, except as validity or effectiveness may be limited by (i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and (ii) general principles of equity; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Precision and in respect to which Precision has not taken reasonable steps to prevent a default from occurring. The buildings and premises of Precision that are used in its business are in good and sufficient operating condition and repair for the continued conduct of Precision's business on a basis consistent with past practice, subject to ordinary wear and tear. All major items of equipment of Precision are in good and sufficient operating condition and in a state of reasonable maintenance and repair for the continued conduct of Precision's business on a basis consistent with past practice, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

     2.16 Selling Shareholders Are Accredited Investors. The Selling Shareholders are Accredited Investors as that term is defined in Regulation D (Rule 501, et. seq.) as promulgated by the Securities and Exchange Commission ("SEC"). Each Selling Shareholder, on his or its own behalf, hereby represents and warrants to AMCI and the other Selling Shareholders that he or it:

     2.16.1 Independent Due Diligence. Has undertaken such independent due diligence activities that he or it feels necessary in order to make his or its determination as to the transactions contemplated in this Agreement;

     2.16.2 Sufficient Knowledge and Experience. Has sufficient knowledge and experience in business and financial matters, or has received competent professional advice concerning AMCI and the transactions contemplated in this Agreement, to evaluate the risks thereof;

     2.16.3 Understands Risk. Understands that an investment in AMCI involves a risk of loss of all or a portion of such capital and that there is no guarantee whatsoever that AMCI or Precision will generate any profits from their activities; and

     2.16.4 No Due Diligence By Counsel or Advisor. Is aware that due diligence performed by any counsel or accountant for AMCI with respect to his or its participation as an owner of securities, or rights to own securities, of AMCI, has been limited in scope and in reasonable reliance on information available through AMCI's public filings (through the SEC EDGAR system).

     2.17 Environmental Compliance.

     2.17.1 Environmental Conditions. There are no materials or substances that are regulated by Applicable Environmental Laws (as defined in Section 2.17.3) on any real property owned or leased by Precision as a result of the actions of Precision or, to its knowledge, of any third party or otherwise, that could reasonably be expected to have a Material Adverse Effect on Precision.

     2.17.2 Permits, etc. Precision has in full force and effect all environmental permits, licenses, approvals and other authorizations required under Applicable Environmental Laws to conduct its operations and is operating in material compliance thereunder.

     2.17.3 Compliance. Precision's operations and use of its assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (49 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Precision.

     2.17.4 Environmental Claims. No written notice has been served on Precision from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Precision or which have been cured or corrected in all material respects.

     2.17.5 Renewals. Precision does not know of any reason it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Precision's assets for their current purposes and uses.

     2.17.6 Environmental Documents. There are no environmental orders or decrees material to current operations conducted by Precision and there have not been any environmental audits, assessments, investigations or reviews conducted within the last five years on any property owned, leased or used by Precision.

     2.18 Compliance with Other Laws. Precision is not in violation of or in default with respect to the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.) as amended ("OSHA"), or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations or defaults which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Precision.

     2.19 Finder's Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Precision and its advisors directly with AMCI and its advisors, without the intervention on behalf of Precision of any other person as the result of any act of Precision, and so far as is known to Precision, without the intervention on behalf of Precision of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

     2.20 Compliance with ERISA. Precision has made available to AMCI a copy of each Precision Plan, any related summary plan description, trust agreement and annuity or insurance contract, if any, and each plan's most recent annual report filed with the Internal Revenue Service, if any, and: (i) each Precision Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability; (ii) all required contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof and no past service funding liabilities exist thereunder; (iii) each Precision Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and, to the knowledge of Precision, nothing has occurred since the date of the last qualification, registration or approval to materially and adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (iv) to the extent applicable, the Precision Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Precision Plan intended to be qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of Precision, nothing has occurred to cause the loss of such qualified status; (v) no Precision Plan is covered by Title IV of ERISA or Section 412 of the Code; (vi) there are no pending or, to the knowledge of Precision, anticipated material claims against or otherwise involving any of the Precision Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Precision Plan activities) has been brought against or with respect to any Precision Plan;
(vii) all material contributions, reserves or premium payments, required to be made as of the date hereof to the Precision Plans have been made or provided for; (viii) Precision has not incurred any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Precision;
(ix) Precision has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; (x) Precision has substantially performed all obligations, whether arising by law or by contract, required to be performed by it in connection with the Precision Plans; (xi) to the knowledge of Precision, no act, omission or transaction has occurred which would result in imposition on Precision of (a) a civil penalty assessed pursuant to subsections (c), (i) or
(l) of Section 502 of ERISA, (b) breach of fiduciary duty liability damages under Section 409 of ERISA or (c) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (xii) in connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made hereunder, under the Precision Plans or otherwise by Precision which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code; and (xiii) Precision has no obligations for retiree health and life benefits under any Precision Plan, except as set forth on
Section 2.20 of the Precision Disclosure Schedule, and there are no restrictions on the rights of Precision to amend or terminate any such Precision Plan without incurring any liability thereunder.

     2.21 Investigations; Litigation. Except as may be required pursuant to the Hart Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (collectively, "HSR") and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to Precision or any of the transactions contemplated by this Agreement is pending or, to Precision's knowledge is, as of the date of this Agreement, threatened, nor, as of the date of this Agreement, has any governmental entity indicated to Precision an intention to conduct the same, and (ii) except as set forth in the Precision Reports, as of the date of this Agreement, there is no action, suit or proceeding pending or, to Precision's knowledge, threatened against or affecting Precision at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Precision.

     2.22 Product Warranty. There are no existing liabilities or, to the knowledge of Precision, likely liabilities, arising from claims regarding the performance or design of the products and services sold by Precision either in the past or at present for which adequate reserves have not been established on the most recent balance sheet in the Precision Reports that in the aggregate could reasonably be expected to have a Material Adverse Effect on Precision.

     2.23 Inapplicability of Certain Statutes. Precision is not subject to any state takeover law that might apply to the transactions contemplated hereby.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF AMCI

     AMCI represents and warrants, subject to the exceptions specifically described in writing in the respective sections of the Disclosure Schedule delivered by AMCI to Precision and the Selling Shareholders dated as of the date hereof (the "AMCI Disclosure Schedule") as follows:

     3.1 Organization and Standing. AMCI is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on AMCI. As hereinafter used in this Article III, the term "AMCI" also includes any and all of its directly and indirectly held subsidiaries, except where the context indicates to the contrary; provided, however, that for purposes of Section 3.9, the term "AMCI" further includes any corporation, trade, business or entity under common control with AMCI within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

     3.2 Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of AMCI and this Agreement is a valid and binding obligation of AMCI enforceable against AMCI in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and (ii) general principles of equity. At the Closing Date, the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of AMCI or (ii) any indenture, mortgage, deed of trust, lease, contract or other agreement to which AMCI or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect on AMCI.

     3.3 Capitalization. The capitalization of AMCI consists of Ten Million (10,000,000) shares of authorized preferred stock, par value $0.001 per share, of which at the date hereof One Million Forty Thousand (1,040,000) shares were issued or outstanding; and Sixty Million (60,000,000) shares of authorized AMCI Common Stock (notation - AMCi plans to seek shareholder approval increasing the "authorized" shares of common stock to One Hundred Million or more, as may be approved by a majority shareholder vote), par value $0.001 per share, of which Forty Five Million Two Hundred Eighty One Thousand Nine Hundred Seventy Seven (45,281,977) shares were issued and outstanding as of March 5, 2003, an additional Fourteen Million Eight Hundred Thousand Six Hundred (14,800,600) shares were reserved for issuance in connection with various AMCI benefit plans, an additional Ten Million Four Hundred Thousand (10,400,000) shares were reserved for issuance upon conversion of all issued shares of preferred stock, an additional Six Million Eighty Four Thousand Nine Hundred Sixteen (6,084,916) shares were reserved for issuance upon exercise of outstanding warrants, at March 5, 2003, and no shares of AMCI Common Stock were held in AMCI's treasury (notation - shares reserved for issuance subject to majority shareholders' approval as aforementioned). Section 3.3 of the AMCI Disclosure Schedule sets forth a complete list as of the date of this Agreement of all outstanding options, warrants or obligations of any kind to issue any shares of capital stock of AMCI.

     3.4 Reports and Financial Statements. AMCI has previously furnished or made available (through the SEC EDGAR system) to Precision true and complete copies of its filings, including the quarterly and annual reports filed by AMCI with the SEC pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"). The consolidated financial statements of AMCI and its subsidiaries included in AMCI's most recent report on Form 10-K and most recent report on Form 10-Q, and any other reports filed with the SEC by AMCI under the Exchange Act subsequent thereto (the "AMCI Reports") were, or (if filed after the date hereof) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, or will fairly present, the consolidated financial position for AMCI and its subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (except with respect to interim period financial statements, for normal year-end adjustments which would not have a Material Adverse Impact on AMCI and for the absence of footnotes).

     3.5 Liabilities. AMCI has no liabilities of the type required to be disclosed in the consolidated financial statements of AMCI prepared in accordance with generally accepted accounting principles applied on a consistent basis, except for: (i) liabilities disclosed in the financial statements (including any related notes) contained in the AMCI Reports and (ii) liabilities incurred in the ordinary course of business consistent with past practices.

     3.6 No Undisclosed Defaults. Except as may be specified in the AMCI Reports, AMCI is not in default in any material obligation or covenant on its part to be performed under any lease or other contract that is material to the business of AMCI and its subsidiaries taken as a whole, other than such defaults as could not reasonably be expected to have a Material Adverse Effect on AMCI.

     3.7 Absence of Certain Changes and Events in AMCI. Except as set forth in the AMCI Reports, other than as a result of the transactions contemplated by this Agreement, between January 31, 2000 and the date of this Agreement, there has not been:

     3.7.1 Financial Change. Any adverse change in the financial condition, operations, or business of AMCI which could reasonably be expected to have a Material Adverse Effect on AMCI;

     3.7.2 Property Damage. Any damage, destruction, or loss to the business or properties of AMCI (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect on AMCI;

     3.7.3 Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of AMCI's capital stock, or any direct or indirect redemption, purchase or any other acquisition of such stock, except as set forth in this Agreement; or

     3.7.4 Labor Disputes. Any labor dispute.

     3.8 Finder's Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by AMCI and its advisors directly with Precision or its advisors, without the intervention on behalf of AMCI of any other person as the result of an act of AMCI and, so far as known to AMCI, without the intervention on behalf of AMCI of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payments.

     3.9 Compliance With ERISA. AMCI represents to Precision as to all its bonus, incentive compensation, stock option, deferred compensation, profit-sharing, retirement, pension, welfare, severance pay, supplemental income, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements covering active, former or retired employees of AMCI (collectively, the "AMCI Plans"), any related summary plan, trust agreement and annuity or insurance contract, if any, and each plan's most recent annual report filed with the Internal Revenue Service, if any, the most recent reports with respect to such plans, trust agreements and annuity or insurance contracts filed with any governmental agency, all Internal Revenue Service determination letters that have been received with respect to such plans that: (i) each AMCI Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability; (ii) all required contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof and no past service funding liabilities exist thereunder; (iii) each AMCI Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (iv) to the extent applicable, the AMCI Plans comply, in all material respects, with the requirements of ERISA and the Code, and any AMCI Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (v) no AMCI Plan is covered by Title IV of ERISA or Section 412 of the Code; (vi) there are no pending or anticipated material claims against or otherwise involving any of the AMCI Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of AMCI Plan activities) has been brought against or with respect to any AMCI Plan; (vii) all material contributions, reserves or premium payments, required to be made as of the date hereof to the AMCI Plans have been made or provided for; (viii) AMCI has not incurred any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of
Section 4001(a) of ERISA, currently or formerly maintained by AMCI; (ix) AMCI has not incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; (x) AMCI has substantially performed all obligations, whether arising by law or by contract, required to be performed by it in connection with the AMCI Plans; (xi) no act, omission or transaction has occurred which would result in imposition on AMCI of (a) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA, (b) breach of fiduciary duty liability damages under Section 409 of ERISA or (c) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (xii) in connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made hereunder, under the AMCI Plans or otherwise by AMCI which, in the aggregate, would result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code; and (xiii) AMCI does not have any obligations for retiree health and life benefits under any AMCI Plan, except as may be set forth on the AMCI Disclosure Schedule, and there are no restrictions on the rights of AMCI to amend or terminate any such AMCI Plan without incurring any liability thereunder.

     3.10 Investigations; Litigation. Except as may be required pursuant to HSR and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to AMCI in connection with any of the transactions contemplated by this Agreement is pending or, to AMCI's knowledge is, as of the date of this Agreement, threatened, nor, as of the date of this Agreement, has any governmental entity indicated to AMCI an intention to conduct the same and (ii) except as set forth in the AMCI Reports, as of the date of this Agreement, there is no action, suit or proceeding pending or, to AMCI's knowledge, threatened against or affecting AMCI or its subsidiaries at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on AMCI.

     3.11 Actions Preventing Treatment as a Reorganization. Neither AMCI nor, to the knowledge of AMCI, any of its Affiliates has taken or agreed to take any action that would prevent the transactions contemplated hereby from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     3.12 AMCI Common Stock. The AMCI Common Stock to be issued in connection with the transactions contemplated hereby shall be duly authorized by all necessary corporate action, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights.

     3.13 Intentionally omitted.

     3.14 Environmental Compliance.

     3.14.1 Environmental Conditions. There are no materials or substances that are regulated by Applicable Environmental Laws (as defined in Section 2.17.3) on any real property owned or leased by AMCI as a result of the actions of AMCI or, to its knowledge, of any third party or otherwise, that could reasonably be expected to have a Material Adverse Effect on AMCI.

     3.14.2 Permits, etc. AMCI has in full force and effect all environmental permits, licenses, approvals and other authorizations required under Applicable Environmental Laws to conduct its operations and is operating in material compliance thereunder.

     3.14.3 Compliance. AMCI's operations and use of its assets do not violate any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (49 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AMCI.

     3.14.4 Environmental Claims. No written notice has been served on AMCI from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AMCI or which have been cured or corrected in all material respects.

     3.14.5 Renewals. AMCI does not know of any reason it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of AMCI's assets for their current purposes and uses.

     3.14.6 Environmental Documents. There are no environmental orders or decrees material to current operations conducted by AMCI and there have not been any environmental audits, assessments, investigations or reviews conducted within the last five years on any property owned, leased or used by AMCI.

     3.15 Compliance with Other Laws. AMCI is not in violation of or in default with respect to the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) as amended ("OSHA"), or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations or defaults which, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AMCI.

     3.16 Investigations; Litigation. Except as may be required pursuant to the Hart Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (collectively, "HSR") and any applicable comparable foreign laws and regulations, (i) no investigation or review by any governmental entity with respect to AMCI or any of the transactions contemplated by this Agreement is pending or, to AMCI's knowledge is, as of the date of this Agreement, threatened, nor, as of the date of this Agreement, has any governmental entity indicated to AMCI an intention to conduct the same, and (ii) except as set forth in the AMCI Reports, as of the date of this Agreement, there is no action, suit or proceeding pending or, to AMCI's knowledge, threatened against or affecting AMCI at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on AMCI.

     3.17 Product Warranty. There are no existing liabilities or, to the knowledge of AMCI, likely liabilities, arising from claims regarding the performance or design of the products and services sold by AMCI either in the past or at present for which adequate reserves have not been established on the most recent balance sheet in the AMCI Reports that in the aggregate could reasonably be expected to have a Material Adverse Effect on AMCI.

                                   ARTICLE IV
                        OBLIGATIONS PENDING CLOSING DATE

     4.1 Agreements of Precision and the Selling Shareholders. Precision and the Selling Shareholders agree that from the date hereof to the Closing Date, except
(i) to the extent AMCI shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or (ii) as set forth or referred to in the section of the Precision Disclosure Schedule corresponding to the respective section of this Article IV, they shall:

     4.1.1 Maintenance of Present Business. Other than as contemplated by this Agreement, operate Precision's business only in the usual, regular, and ordinary manner in an effort to maintain the goodwill Precision now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact Precision's present business organization, keep available the services of Precision's present officers and employees, and preserve Precision's relationships with customers, suppliers, jobbers, distributors, and others having business dealings with Precision, and in connection therewith Precision shall not substantially and adversely deviate from its licensing and pricing practices;

     4.1.2 No Delay. Not take any action or enter into any transaction which would materially affect the ability of Precision to, or materially delay Precision's ability to, complete the transactions contemplated by this Agreement;

     4.1.3 Maintenance of Books and Records. Maintain Precision's books of accounts and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

     4.1.4 Compliance with Law. Duly comply with all laws applicable to Precision and to the conduct of Precision's business, except where the failure to comply with such laws would not have a Material Adverse Effect on Precision;

     4.1.5 Compliance with Agreement. At the expense of Precision, take all commercially reasonable actions as may be necessary, advisable or proper (i) to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, (ii) to insure that the representations and warranties made by Precision and the Selling Shareholders herein are true and correct at the Closing Date such that the condition contained in Section 5.2.1 would be satisfied, (iii) to fully perform all covenants made by them herein and (iv) to satisfy timely all other obligations imposed upon them by this Agreement;

     4.1.6 Inspection. Upon reasonable advance notice, permit AMCI and its officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement; provided, however, that Precision and the Selling Shareholders shall not be required to permit any inspection, or to disclose any information, that in the reasonable judgment of Precision and the Selling Shareholders would (i) result in the disclosure of any trade secrets of third parties, (ii) violate any obligation of Precision with respect to confidentiality, (iii) jeopardize protections afforded Precision and/or the Selling Shareholders under the attorney-client privilege or the attorney work product doctrine, or (iv) materially interfere with the conduct of Precision's business; and

     4.1.7 Maintenance of Intellectual Property. Not take any action that would, or not fail to take any action the failure of which would, materially and adversely affect Precision's Intellectual Property.

     4.1.8 Precision To Add or Substitute Director. Precision shall have taken such action as necessary to, simultaneous with the closing of this transaction, either add AMCI's, Chief Executive Officer, James Hamilton, as an additional member of Precision's board of directors or as a replacement for an existing director.

     4.2 Agreements of AMCI, Precision and the Selling Shareholders. Each party agrees to take (or not to take, as the case may be) the following actions after the date hereof:

     4.2.1 Hart-Scott-Rodino; Securities Laws. Each party shall promptly file such materials as may be required under HSR, if applicable, with respect to the transactions contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings. Each party shall promptly make and effect all other registrations, filings and submissions required to be made or effected by it pursuant to the Securities

Act, the Exchange Act and any other applicable legal requirements with respect to the transactions contemplated hereby. Without limiting the generality of the foregoing, each party agrees to (i) promptly provide all information requested by any governmental entity in connection with the transactions contemplated hereby or any of the other transactions contemplated by this Agreement; (ii) promptly take, and cause its Affiliates to take, all actions and steps necessary to obtain any antitrust clearance or similar clearance, if applicable, from the Federal Trade Commission, the Department of Justice, any state attorney general, any foreign competition authority or any other governmental entity in connection with the transactions contemplated by this Agreement; (iii) give the other party prompt notice of the commencement of any investigation, action or legal proceeding by or before any governmental entity with respect to the transactions contemplated hereby or any of the other transactions contemplated by this Agreement; (iv) keep the other party informed as to the status of any such investigation, action or legal proceeding, and (v) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other governmental entity regarding the transactions contemplated hereby. Each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any investigation, action or legal proceeding under or relating to HSR or any other federal or state or foreign antitrust, competition or fair trade law. In addition, except as may be prohibited by any governmental entity or by any law, rule or regulation, in connection with any investigation, action or legal proceeding under or relating to HSR or any other federal or state or foreign antitrust, competition or fair trade law or any other similar investigation, action or legal proceeding, each party hereto will permit authorized representatives of the other party to be present at each meeting or conference relating to any such investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental entity in connection with any such investigation, action or legal proceeding;

     4.2.2 Notice of Material Development. Each party will promptly notify the other parties in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of such party contained in this Agreement untrue or inaccurate and which would reasonably be expected to result in a Material Adverse Effect, (ii) any Material Adverse Effect on such party and (iii) any material breach by such party of any covenant or agreement contained in this Agreement; and

     4.2.4 Tax Treatment. No party shall (before or after the Closing Date) take any action or fail to take any action which action or failure to act would prevent, or would reasonably be likely to prevent, the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     4.3 Additional Agreements of Precision. Precision agrees that from the date hereof to the Closing Date, except (i) to the extent AMCI shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or (ii) as set forth or referred to in the section of the Precision Disclosure Schedule corresponding to the respective section of this Article IV, it will:

     4.3.1 Prohibition of Certain Employment Contracts. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less without the payment of severance compensation or (ii) provide for any increase in compensation, including, without limitation, any modification of any stock option agreements, outside the ordinary course of business consistent with past practice, or severance payments or benefits covering a period beyond the termination date (other than those which AMCI has previously approved) except as contemplated by this Agreement or as may be required by law;

     4.3.2 Prohibition of Certain Loans. Not incur any indebtedness for borrowed money except for borrowings incurred in the ordinary course of business consistent with past practices;

     4.3.3 Prohibition of Certain Commitments. Not enter into commitments of a capital expenditure nature which would exceed Twenty Five Thousand Dollars ($25,000), in the aggregate, except as may be necessary for the maintenance of existing facilities and equipment in good operating condition and repair in the ordinary course of business and except as may be required by law;

     4.3.4 Intentionally omitted;

     4.3.5 Maintenance of Insurance. Maintain insurance on its properties and with respect to the conduct of its business of such kinds and in such substantially similar amounts as presently carried by it, which insurance may be added to from time to time in its discretion; provided, that if during the period from the date hereof to and including the Closing Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of AMCI and Precision under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductibles, if of material significance to the assets or operations of Precision) but it shall promptly notify AMCI in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by AMCI, and upon the Closing Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Precision;

     4.3.6 Precision Acquisition Proposals - No Solicitation. Not directly or indirectly, or authorize or permit any of its respective agents to: (i) solicit, initiate, facilitate or knowingly encourage (including by way of furnishing information) any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase by a third party (other than AMCI or an affiliate of AMCI) of a substantial amount of assets of, or any equity interest in, Precision or any merger, consolidation, business combination, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving Precision (in each case, other than as permitted by Section 4.1.1, Section 4.3.8 or any other provision of this Agreement) (collectively, "Precision Transaction Proposals") or agree to or endorse any Precision Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any Precision Transaction Proposal, or furnish to another person (other than AMCI or a representative of AMCI) any information with respect to its business, properties or assets for the purpose of facilitating any Precision Transaction Proposal.

     4.3.7 No Amendment to Certificate of Incorporation, etc. Not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock;

     4.3.8 No Issuance, Sale, or Purchase of Securities. Not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

     4.3.9 Prohibition on Dividends, Cash or Property Distributions. Not declare or pay any dividend on shares of its capital stock or make any other distribution of cash or other assets to the holders thereof;

     4.3.10 Union Contracts and Precision Plans. Not (i) enter into or modify any collective bargaining agreement with any labor union or other similar representative of employees, (ii) increase the compensation or benefits of any employee of Precision or any of its subsidiaries other than in the ordinary course of business, (iii) except as contemplated by this Agreement, amend or terminate any Precision Plan, or (iv) enter into or adopt any new employee benefit plan, policy or arrangement.

     4.4 Additional Agreements of AMCI. AMCI agrees that from the date hereof to the Closing Date, it will:

     4.4.1 Maintenance of Present Business. Other than as contemplated by this Agreement, operate its business in the usual, regular, and ordinary manner;

     4.4.2 No Delay. Not take any action or enter into any transaction which would materially affect the ability of AMCI to, or materially delay AMCI's ability to, complete the transactions contemplated by this Agreement;

     4.4.3 Consultation. Upon reasonable advance notice, permit Precision and its officers and authorized representatives, during normal business hours, to consult with its officers, employees, attorneys and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement; provided, however, that AMCI shall not be required to permit any inspection, or to disclose any information, that in the reasonable judgment of AMCI would (i) result in the disclosure of any trade secrets of third parties, (ii) violate any obligation of AMCI with respect to confidentiality, (iii) jeopardize protections afforded AMCI under the attorney-client privilege or the attorney work product doctrine, or (iv) materially interfere with the conduct of AMCI's business;

     4.4.4 Issuance of AMCI Common Stock - Rule 144 Restrictions. Take all action reasonably necessary to cause the "issuance" of AMCI Common Stock to the Selling Shareholders in connection with the transactions contemplated hereby, subject to the restrictions of Rule 144 under the Securities Act of 1933 ("Securities Act"). AMCI also shall take any action reasonably required to be taken under state blue sky or securities laws and under other applicable laws, rules and regulations in connection with the issuance of the AMCI Common Stock pursuant to the transactions contemplated hereby. The parties understand and agree that notwithstanding this Section 4.4.4, the AMCI Common Stock issued to the Selling Shareholders is subject to the registration rights with respect to such shares pursuant to Section 7.2 hereof.

     4.4.5 Compliance with Agreement. At its expense, take all commercially reasonable actions as may be necessary, advisable or proper (i) to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby and the other transactions contemplated by this Agreement,
(ii) to insure that the representations and warranties made by it herein are true and correct at the Closing Date such that the condition contained in
Section 5.1.1 would be satisfied, (iii) to fully perform all covenants made by it herein and (iv) to satisfy timely all other obligations imposed upon it by this Agreement.

                                    ARTICLE V
                       CONDITIONS PRECEDENT TO OBLIGATIONS

     5.1 Conditions Precedent to Obligations of AMCI. The obligations of AMCI to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction of the following conditions, or to the waiver thereof by AMCI in the manner contemplated by Section 6.4 before the Closing Date:

     5.1.1 Representations and Warranties of Precision and the Selling Shareholders True at Closing Date. The representations and warranties of Precision and the Selling Shareholders herein contained shall be, in all material respects, true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), provided that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on Precision (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose); and Precision shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by Precision and the Selling Shareholders before the Closing Date.

     5.1.2 No Material Litigation. No suit, action or other legal proceeding shall have been commenced by any United States federal or state governmental entity with respect to the transactions contemplated hereby and shall be pending before any court or governmental agency of competent jurisdiction which would reasonably be expected to have a Material Adverse Effect on Precision.

     5.1.3 Hart-Scott-Rodino, etc. All waiting periods which may be required by HSR and any applicable comparable laws and regulations shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or business of AMCI, its Affiliates or any component of Precision or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent.

     5.2 Conditions Precedent to Obligations of Precision and the Selling Shareholders. The obligations of Precision and the Selling Shareholders to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Precision and the Selling Shareholders in the manner contemplated by Section 6.4 before the Closing Date:

     5.2.1 Representations and Warranties of AMCI True at Closing Date. The representations and warranties of AMCI herein contained shall be, in all material respects, true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), provided that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and are not reasonably expected to result in, a Material Adverse Effect on AMCI (it being understood that any materiality qualifications contained in such representations and warranties shall be disregarded for this purpose); and AMCI shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by AMCI before the Closing Date.

     5.2.2 No Material Litigation. No suit, action or other legal proceeding shall have been commenced by any United States federal or state governmental entity with respect to the transactions contemplated hereby and shall be pending, before any court or governmental agency of competent jurisdiction which would reasonably be expected to have a Material Adverse Effect on AMCI.

     5.2.3 Hart-Scott-Rodino, etc. All waiting periods which may be required by HSR or any applicable comparable laws and regulations shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of AMCI, its Affiliates or any component of Precision or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent.

                                   ARTICLE VI
                           TERMINATION AND ABANDONMENT

     6.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of Precision) before the Closing Date upon the following conditions:

     6.1.1 By Mutual Consent. By mutual written consent of AMCI and Precision.

     6.1.2 By AMCI Because of Conditions Precedent. By AMCI, if (i) there has been a breach by Precision and/or the Selling Shareholders of its representations, warranties, covenants, or agreements set forth in this Agreement if, as a result of such breach, the conditions set forth in Section
5.1.1 would not be satisfied, and (ii) Precision or the Selling Shareholders fail to cure such breach within 30 business days after written notice thereof from AMCI (except that no cure period shall be provided for any breach by Precision or the Selling Shareholders which by its nature cannot be cured).

     6.1.3 By AMCI Because of Material Adverse Change. By AMCI, if there has been since March 28, 2003, a Material Adverse Change unknown to AMCI with respect to Precision which condition or event shall not have been ameliorated such that it no longer constitutes a Material Adverse Change within three (3) business days following receipt by Precision of notice from AMCI (except that no cure period shall be provided for any Material Adverse Change which by its nature cannot be cured).

     6.1.4 By Selling Shareholders Because of Conditions Precedent. By the Selling Shareholders if (i) there has been a breach by AMCI of any of its representations, warranties, covenants or agreements set forth in this Agreement if, as a result of such breach, the conditions set forth in Section 5.2.1 would not be satisfied, and (ii) AMCI fails to cure such breach within three (3) business days after written notice thereof from Precision or the Selling Shareholders (except that no cure period shall be provided for any breach by AMCI which by its nature cannot be cured).

     6.1.5 By Selling Shareholders Because of Material Adverse Change. By the Selling Shareholders, if there has been since December 31, 2002, a Material Adverse Change with respect to AMCI which condition or event shall not have been ameliorated such that it no longer constitutes a Material Adverse Change within thirty (30) business days following receipt by AMCI of notice from Precision (except that no cure period shall be provided for any Material Adverse Change which by its nature cannot be cured).

     6.1.6 By AMCI or Selling Shareholders Because of Statute or Order. By AMCI or the Selling Shareholders if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated after the date of this Agreement (and shall remain in effect) prohibiting the consummation of the transactions contemplated hereby substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered by a court of competent jurisdiction after the date of this Agreement (and shall not have been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 6.1.7 shall have used its reasonable best efforts to remove such order, decree, ruling or injunction.

     6.1.7 By AMCI or Selling Shareholders If Transactions Contemplated Hereby Not Effective by April 30, 2003. By either AMCI or the Selling Shareholders, if all conditions to consummation of the transactions contemplated hereby shall not have been satisfied or waived on or before April 30, 2003, other than as a result of a breach of this Agreement by the breaching party.

     6.1.8 By AMCI If No Board Approval. This Agreement is subject to final approval by the Board of Directors of AMCI.

     6.2 Termination by Board of Directors. An election of AMCI to terminate this Agreement and abandon the transactions contemplated hereby as provided in
Section 6.1 shall be exercised on behalf of AMCI by its board of directors. An election of Precision to terminate this Agreement and abandon the transactions contemplated hereby as provided in Section 6.1 shall be exercised on behalf of Precision by its board of directors.

     6.3 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section
6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except (i) the provisions of Section 4.3.6 shall survive such termination and abandonment and (ii) neither party shall be released or relieved from any liability arising from any willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

     6.4 Waiver of Conditions. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party whom is entitled to the benefit thereof, by action taken by its board of directors.

     6.5 Expense on Termination. If the transactions contemplated hereby are abandoned pursuant to and in accordance with the provisions of Section 6.1 hereof, all expenses will be paid by the party incurring them.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

     7.1 Registration Rights. The shares of AMCI Common Stock issued to the Selling Shareholders under this Agreement shall have the registration rights provided for in this section 7 Any and all shares issued under this Agreement are hereafter referred to as the "Registrable Stock" and the Selling Shareholders are hereafter referred to as the "Holders".

     7.1.1 Right to Piggyback. Whenever AMCI proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of any of the Registrable Stock in connection with the resale thereof by the Holders (a "Piggyback Registration"), AMCI will (i) give no less than fifteen (15) days prior written notice to all Holders of its intention to effect such a registration (the "Registration Notice"), and (ii) include in such registration all Registrable Stock issued prior to the date fifteen (15) days following the date of the Registration Notice in accordance with the priorities set forth in this Section 7.1.

     7.1.2 Piggyback Expenses. All expenses incident to AMCI's performance of or compliance with this Section 7.1, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for AMCI and all independent certified public accountants, underwriters (excluding discounts and commissions relating to Registrable stock) and other persons or entities retained by AMCI in connection with the Registrable Stock or any Piggyback Registration will be paid by AMCI. Holders shall pay for fees and disbursements of counsel retained by Holders (or any of them) and, if the Piggyback Registration is an underwritten offering, shall pay all underwriting discounts and commissions relating to the sale of Registrable Stock.

     7.1.3 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of AMCI and the managing underwriters advise AMCI in writing that in their opinion the number of securities to be included in such registration exceeds the number which can be sold in such offering, AMCI will include in such registration (i) first, the securities that AMCI proposes to sell and Registrable Stock prorata among AMCI and the Holders on the basis of the number of shares which AMCI proposes to register and the number of shares of Registrable Stock issued to Holders prior to the date of the Registration Notice; provided, however, that in no event will the Registrable Stock issued to the Holders prior to the date of the Registration Notice exceed fifty percent (50%) of the securities being sought for underwritten primary registration if AMCI is unable to register all of the securities for which AMCI sought underwritten primary registration.

     7.1.4 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of AMCI's securities and the managing underwriters advise AMCI in writing that in their opinion the number of securities to be included in such registration exceeds the number which can be sold in such offering, AMCI will include in such registration (i) first, the Registrable Stock of the Holders acquired pursuant to this Agreement prior to the date of the Registration Notice prorata among the Holders, (ii) second, the securities requested to be included therein by the other holders (other than the Holders) requesting such registration, and (iii) third, the other securities requested to be included in such registration, if any.

     7.1.5 Selection of Underwriters. The Holders shall have no right to select or participate in the selection of any investment banker(s) or manager(s) to administer any offering.

     7.2 Holdback Agreements. In connection with any underwritten Piggyback Registration, each Holder agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of any such underwritten Piggyback Registration in which any shares of Registrable Stock are included, unless the underwriters managing the registered public offering otherwise agree and such sale or distribution otherwise complies with Regulation ss.240.10b-6 of the Exchange Act; provided, however, that the Holders may elect, at their option, to not have the underwriter sell the Registrable Stock the Holders have registered and to otherwise determine the method and timing of the sale of the securities so registered without regard to the holdback provisions hereof.

     7.3 Registration Procedures. Whenever Registrable Stock will be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof, and pursuant thereto, the Company will as expeditiously as possible:

     7.3.1 Prepare and file with the SEC a registration statement filed pursuant to the Securities Act on Form S-1, S-2, S-3, SB-1 or SB-2 or any similar registration statement pursuant to which Registrable Stock may be registered (a "Registration Statement") with respect to such Registrable Stock and use its best efforts to cause such Registration Statement to become effective (provided that, no less than ten (10) days before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel or counsels of Holders copies of all such documents proposed to be filed);

     7.3.2 Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one (1) year and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

     7.3.3 Furnish to each Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder;

     7.3.4 Use its best efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of Registrable Stock owned by such Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

     7.3.5 Notify each Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Holders of Registrable Stock such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     7.3.6 Cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any; and

     7.3.7 Provide a transfer agent and registrar for all such Registrable Stock not later than the effective date of such Registration Statement;

     7.3.8 Make available for inspection during normal business hours by any Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement.

     7.4 Indemnification. The Company agrees to indemnify, to the extent permitted by law, each Holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein, except insofar as the same are caused by or contained in any information furnished to the Company by Holders (or any of them) expressly for use therein or which Holders (or any of them) failed to provide after being so requested or by any Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same or which is otherwise attributable of the negligence or willful misconduct of any Holder.

     7.4.1 In connection with any Registration Statement in which any Holder is participating, each such Holder will furnish to the Company in writing, within fifteen (15) days after written request therefor, such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers, each person or entity who controls the Company (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained or required to be contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained or required to be contained in any information or affidavit so furnished or required to be so furnished in writing by such Holder.

     7.4.2 Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     7.4.3 The indemnification provided for under this section will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and will survive the transfer of securities. The Company and Holders also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's or any Holder's indemnification, as the case may be, is unavailable for any reason.

     7.5 Holders Shares Possibly Subject to 120 Day Lock-Up Restrictions. Each Holder's shares of the Company under this agreement shall, if requested by an underwriter of a primary offering of the Company's securities, agree that he will not sell or otherwise transfer or dispose of his shares of the Company's common stock during the period beginning seven days prior to and ending 120 days following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended. The restrictions agreed to herein shall be binding upon any assignee of person acquiring Securities hereunder.

     7.6 Employee Benefit Plans of Precision. AMCI shall take all actions necessary or appropriate to permit the employees of Precision and its subsidiaries (the "Precision Employees") to continue to participate from and after the Closing Date in the Precision Plans maintained by Precision and its subsidiaries immediately prior to the Closing Date. Notwithstanding the foregoing, AMCI may permit or cause any such Precision Plan to be terminated or discontinued on or after the Closing Date, provided that AMCI shall take all actions necessary or appropriate to permit the Precision Employees participating in such Precision Plan to immediately thereafter participate in the comparable AMCI Plan maintained by AMCI or any of its subsidiaries for their similarly situated employees. If the Precision Plan that is terminated or discontinued by AMCI is a group health plan, then AMCI shall permit each Precision Employee participating in such group health plan to be covered under an AMCI Plan that
(i) provides medical and dental benefits to each such v Employee effective immediately upon the cessation of coverage of such individuals under such group health plan, (ii) credits such v Employee, for the year during which such coverage under such AMCI Plan begins, with any deductibles and copayments already incurred during such year under such group health plan, and (iii) waives any preexisting condition restrictions to the extent necessary to provide immediate coverage and to the extent such restrictions were not applicable under such group health plan. AMCI and the AMCI Plans shall recognize each Precision Employee's years of service and level of seniority with Precision and its subsidiaries for purposes of terms of employment and eligibility, vesting and benefit determination under the AMCI Plans (other than benefit accruals under any defined benefit pension plan).

     7.7 Stock Options and Warrants. AMCI and Precision hereby agree that all outstanding options, warrants or obligations of any kind to issue any shares of capital stock of Precision held by persons other than the Selling Shareholders will be terminated as soon as practicable after the Closing Date and replaced with comparable options, warrants and obligations for shares of AMCI Common Stock.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements among the parties with respect thereto are hereby superseded in their entirety.

     8.2 Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     8.3 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by overnight courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.

IF TO AMCI
Addressed to:
American Millennium Corporation, Inc.
1010 Tenth Street, Suite 100
Golden, CO 80401
Attention: James Hamilton, CEO
Telephone: 303-279-2002
Facsimile:  303-271-9777
Email: jhamilton@amcwireless.com

IF TO PRECISION
Addressed to:
Lightfoot Precision Control, Inc.
IF TO SELLING SHAREHOLDERS

At the addresses and facsimile numbers listed on Schedule A opposite each Selling Shareholder.

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the fifth business day after so mailed, and any communication so addressed and if delivered by overnight courier, facsimile or email to such address shall be deemed to be received (i) in the case of delivery by overnight courier, on the second business day after such communication is delivered to the overnight courier service, and (ii) in the case of delivery by facsimile or email, upon delivery during normal business hours on any business day.

     8.4 Termination of Representations, Warranties, etc. The respective representations, warranties, covenants and agreements contained in this Agreement shall expire with, and be terminated and extinguished by, the closing at the time of the consummation thereof; provided, however, that this Section
8.4 shall not limit or otherwise effect any covenant or agreement of the parties hereto which by its terms contemplates performance after the closing or after termination of this Agreement.

     8.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

     8.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     8.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     8.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Mexico without regard to applicable principles of conflicts of law.

     8.9 Public Announcements. The parties agree that before or after the closing they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law, rule or regulation to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be duly executed as of the date first above written.


AMERICAN MILLENNIUM CORPORATION, INC., a New Mexico corporation


By: /s/ James E. Hamilton
    --------------------------
Name:      James Hamilton
Title:     Chief Executive Officer


LIGHTFOOT PRECISION CONTROL, INC., a Texas corporation


By:  /s/ Jerry Green
    --------------------------
Name:      Jerry Green
Title:     President


SELLING SHAREHOLDERS
/s/ Jerry Green                           /s/ Rene Subia
---------------                           -----------------
Jerry Green                               Rene Subia




                                   SCHEDULE A
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                      AMONG
                      AMERICAN MILLENNIUM CORPORATION, INC.
                        LIGHTFOOT PRECISION CONTROL, INC.
                                       AND
               THE FOLLOWING SHAREHOLDERS ("SELLING SHAREHOLDERS")


                               No. of
                               Shares         No. of Shares          Number of           Number of
Name & Address                 Owned          To Be Issued           Options Owned       Warrants Owned
--------------               ----------       ------------           -------------       --------------
Jerry Green                      375            1,031,250                   0                    0
713 N.E. 1500
Andrews, TX  79714
Minda Green                      375            1,031,250                   0                    0
713 N.E. 1500
Andrews, TX  79714
Cliff Lightfoot                  100              275,000                   0                    0
1530 N.E. 1501
Andrews, TX  79714
Mark Malone                       50              137,500                   0                    0
3124 Blossom Lane
Odessa, TX  79762
Edna Subia                        25               65,750                   0                    0
Longview, TX
Rene Subia                        75              206,250                   0                    0
1441 S.E. 601
Andrews, TX  79714

                                    EXHIBIT B
                                       TO
                   AGREEMENT AND PLAN OF REORGANIZATION AMONG
                      AMERICAN MILLENNIUM CORPORATION, INC.
                        LIGHTFOOT PRECISION CONTROL, INC.
                                       AND
                            THE SELLING SHAREHOLDERS

NEITHER TH]S WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                      AMERICAN MILLENNIUM CORPORATION, INC.
                         COMMON STOCK PURCHASER WARRANT

Warrant No. LPC                                             1,000,000 Shares

                       Original Issue Date: April 21, 2003

THIS CERTIFIES THAT, FOR VALUE RECEIVED, The Selling Shareholders (as defined in the AGREEMENT AND PLAN OF REORGANIZATION (the "Reorg Plan") between the parties), if the requirements of Section 1.3 of the Reorg Plan are accomplished, shall be entitled to purchase, on the terms and conditions hereinafter set forth, at any time or from time to time from a date no sooner than 30 days after the date hereof until 5:00 p.m., Eastern Time, on the third (3rd) anniversary of the Original Issue Date set forth above, or if such date is not a day on which the Company is open for business, then the next succeeding day on which the Company is open for business (such date is the "Expiration Date"), but not thereafter, to purchase up to one million (1,000,000) shares of the Common Stock, par value US$.001 per share (the "Common Stock"), of AMERICAN MII,LENNRJM CORPORATION, INC., a U.S. New Mexico corporation (the "Company"), at a price of Twenty-Five Cents ($0.25) per share if exercised during the first Warrant year, Fifty Cents ($0.50) per share if exercised during the second Warrant year and Seventy-Five Cents ($0.75) per share if exercised during the third Warrant year (the "Exercise Price"), such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. Each share of Common Stock as to which this Warrant is exercisable is a "Warrant Share" and all such shares are collectively referred to as the "Warrant Shares".

Section 1.    Exercise of Warrant; Conversion of Warrant.

     (a) This Warrant may, at the option of the Holder, be exercised in whole or in part from time to time no sooner than 30 days after the date hereof by delivery to the Company at its office at 1010 Tenth Street, Suite 100, Golden, CO 80401, Attention: President, or to any transfer agent for the Common Stock, on or before 5:00 p.m., Eastern Time, on the Expiration Date, (i) a written notice of such registered Holder's election to exercise this Warrant (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the registered Holder or an authorized officer thereof, (ii) a check or bank wire payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii)this Warrant (the items specified in (i), (ii), and (iii) are collectively the "Exercise Materials").

     (b) Upon timely receipt of the Exercise Materials (whichever is applicable), the Company shall, as promptly as practicable, and in any event within five (5) business days after its receipt of the Exercise Materials, execute or cause to be executed and delivered to Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share, and, (x) if the Warrant is exercised in full, a copy of this Warrant marked "Exercised", or (y) if the Warrant is partially exercised, a copy of this Warrant marked "Partially Exercised" together with a new Warrant on the same terms for the unexercised balance of the Warrant Shares. The stock certificate or certificates shall be registered in the name of the registered Holder of this Warrant or such other name or names as shall be designated in the Exercise Notice. The date on which the Warrant shall be deemed to have been exercised (the "Effective Date"), and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise hereof, except that, if the date on which the Exercise Materials are received by the Company is a date on which the stock transfer books of the Company are closed, the Effective Date shall be the date the Company receives the Exercise Materials, and the date such person shall be deemed to have become the holder of the Common Stock issued upon the exercise hereof shall be the next succeeding date on which the stock transfer books are open. All shares of Common Stock issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect thereto.

     (c) If the Company shall fail to issue to Holder within five (5) business days following the Effective Date a certificate for the number of shares of Common Stock to which such holder is entitled upon such holder's exercise of this Warrant, in addition to all other available remedies which such holder may pursue hereunder and the Purchase Agreement between the Company and the initial holder of the Warrant (the "Securities Purchase Agreement"), the Company shall pay additional damages to such holder on each day after the Effective Date, an amount equal to 1.0% of the product of (A) the number of Warrant Shares not issued to Holder and to which Holder is entitled multiplied by (B) the Closing Bid Price of the Common Stock on the Effective Date. Such damages shall be computed daily and are due and payable daily.

     (d) Cashless Exercise. The warrant holder, whether the undersigned or otherwise, in lieu of any cash payment required hereunder, shall have the right to exercise the warrants in whole or in part by surrendering the warrants in exchange for the number of shares of the Company' s common stock equal to (x) the number of shares as to which the warrants are being exercised multiplied by
(y) a fraction, the numerator of which is the Market Price (as defined below) of the common stock less the exercise price of the warrants being exercised, and the denominator of which is such Market Price. The term "Market Price" means the closing ask price per share of the common stock on the principal stock exchange or market on which the common stock is then quoted or traded on the day preceding the date on which written notice of election to exercise the warrants has been given to the Company (a "cashless exercise"). If the warrant holder opts for a cashless exercise of the warrants, no other consideration shall be paid to the Company, other than surrendering the warrant itself, nor will there be paid any commission or other remuneration to any other person or entity by the warrant holder.

Section 2. Adjustments to Warrant Shares. The number of Warrant Shares issuable upon the exercise hereof shall be subject to adjustment as follows:

     (a) In the event the Company is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Company to, any person, or in the case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Company, this Warrant shall after such consolidation, share exchange, merger, or sale be exercisable for the kind and number of securities or amount and kind of property of the Company or the corporation or other entity resulting from such share exchange, merger, or consolidation, or to which such sale shall be made, as the case may be (the "Successor Company"), to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the registered Holder of this Warrant, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Warrant. The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales. Any adjustment required by this Section 2 (a) because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to the registered Holder of this Warrant and executed by the Successor Company which provides that the Holder of this Warrant shall have the right to exercise this Warrant for the kind and number of securities or amount and kind of property of the Successor Company or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale. Such undertaking shall also provide for future adjustments to the number of Warrant Shares and the Exercise Price in accordance with the provisions set forth in Section 2 hereof.

     (b) In the event the Company should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately increased and the Exercise Price shall be appropriately decreased by the same proportion as the increase in the number of outstanding Common Stock Equivalents of the Company resulting from the dividend, distribution, split, or subdivision. Notwithstanding the preceding sentence, no adjustment shall be made to decrease the Exercise Price below $.001 per Share.

     (c) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Company, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

     (d) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such reclassification, and the Exercise Price shall be unchanged.

     (e) The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (x) will not create a par value of any share of stock receivable upon the exercise of the Warrant above the amount payable therefore upon such exercise, and (y) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of the Warrant.

     (f) When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly and in no event later than twenty (20) days notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrants and of the Exercise Price, together with the computation resulting in such adjustment.

     (g) The Company covenants and agrees that all Warrant Shares that may be issued will, upon issuance, be validly issued, fully paid, and nonassessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant in full.

Section 3.  Adjustments.   Only such adjustments as are set forth herein.

Section 4. No Stockholder Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

Section 5.    Transfer of Securities.

     (a) This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws with respect to the transfer of such securities. The Holder of this Warrant, by acceptance of this Warrant, agrees to be bound by the provisions of Section 4 hereof and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

     (b) Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

Legend for Warrant Shares or other shares of capital stock:

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOFHAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
(II)THE COMPANY SHALLHAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED 1N CONNECTION WITH SUCH PROPOSED TRANSFER.

Section 6.    Registration Rights.

     (a) The shares of the Company's Common Stock issued to the Warrant holder under this Agreement upon purchase of the shares shall have the registration rights provided for herein. Any and all shares issued pursuant to these warrants are hereafter referred to as the "Registrable Stock" and the Warrant holder hereunder is hereinafter referred to as the "Holder".

     (b) Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of any of the Registrabte Stock in connection with the resale thereof by the Holder (a "Piggyback Registration"), the Company will (i) give no less than fifteen (15) days prior written notice to Holder of its intention to effect such a registration (the "Registration Notice"), and (ii) include in such registration all Registrable Stock issued prior to the date fifteen (15) days following the date of the Registration Notice in accordance with the priorities set forth herein.

     (c) All expenses incident to the Company's performance of or compliance herewith, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions relating to Registrable stock) and other persons or entities retained by the Company in connection with the Registrable Stock or any Piggyback Registration will be paid by the Company. Holder shall pay for fees and disbursements of counsel retained by Holder (or any of them) and, if the Piggyback Registration is an underwritten offering, shall pay all underwriting discounts and commissions relating to the sale of Registrable Stock.

     (d) If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities that the Company proposes to sell and Registrable Stock prorata among the Company and the Holder on the basis of the number of shares which the Company proposes to register and the number of shares of Registrable Stock issued to Holder prior to the date of the Registration Notice; provided, however, that in no event will the Registrable Stock issued to Holder prior to the date of the Registration Notice exceed fifty percent (50%) of the securities being sought for underwritten primary registration if the Company is unable to register all of the securities for which the Company sought underwritten primary registration.

     (e) If a Piggyback Registraion is an underwritten secondary registration on behalf of other Holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the Registrable Stock of Holder acquired pursuant to this Agreement prior to the date of the Registration Notice, (ii) second, the securities requested to be included therein by the other Holders (other than the Holder) requesting such registration, and (iii) third, the other securities requested to be included in such registration, if any.

     (f) The Holder shall have no right to select or participate in the selection of any investment banker(s) or manager(s) to administer any offering.

     (g) In connection with any underwritten Piggyback Registration, Holder agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of any such underwritten Piggyback Registration in which any shares of Registrable Stock are included, unless the underwriters managing the registered public offering otherwise agree and such sale or distribution otherwise complies with Regulation ss.240.10b-6 of the Exchange Act; provided, however, that the Holder may elect, at Holder's option, to not have the underwriter sell the Registrable Stock the Holder has registered and to otherwise determine the method and timing of the sale of the securities so registered without regard to the holdback provisions hereof.

     (h) Whenever Registrable Stock will be registered pursuant to tiffs Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof, and pursuant thereto, the Company wild as expeditiously as possible:

     (1) Prepare and file with the SEC a registration statement filed pursuant to the Securities Act on Form S-l, S-2, S-3, SB-1 or SB-2 or any similar registration statement pursuant to which Registrable Stock may be registered (a "Registration Statement") with respect to such Registrable Stock and use its best efforts to cause such Registration Statement to become effective (provided that, no less than ten (10) days before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel or counsels of Holder copies of all such documents proposed to be filed);

     (2) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than two (2) years and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;


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

     (3) Furnish to each Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder;

     (4) Use its best efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions as Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions of Registrable Stock owned by such Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

     (5) Notify Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Holder of Registrable Stock such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (6) Cause all such Registerable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any;

     (7) Provide a transfer agent and registrar for all such Registerable Stock not later than the effective date of such Registration Statement; and

     (8) Make available for inspection during normal business hours by Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement.

     (i) The Company agrees to indemnify, to the extent permitted by law, Holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein, except insofar as the same are caused by or contained in any information furnished to the Company by Holder expressly for use therein or which Holder failed to provide after being so requested or by Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Holder with a sufficient number of copies of the same or which is otherwise attributable of the negligence or willful misconduct of Holder.

     (j) In connection with any Registration Statement in which Holder is participating, Holder will furnish to the Company in writing, within fifteen
(15) days after written request therefor, such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers, each person or entity who controls the Company (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained or required to be contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained or required to be contained in any information or affidavit so furnished or required to be so furnished in writing by Holder.


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

     (k) Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (l) The indemnification provided for under this section will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and will survive the transfer of securities. The Company and Holder also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's or Holder's indemnification, as the case may be, is unavailable for any reason.

     (m) Holder's shares of the Company, if purchased under the terms of this warrant agreement shall, if requested by an underwriter of a primary offering of the Company's securities, agree that Holder will not sell or otherwise transfer or dispose of his shares of the Company's common stock during the period beginning seven days prior to and ending 120 days following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended. The restrictions agreed to herein shall be binding upon any assignee of person acquiring Securities hereunder.

Section 7. Miscellaneous.

     (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

     (b) Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     (c) Notwithstanding any provision herein to the contrary, Holder hereof may not exercise, sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

     (d) This Warrant may be divided into separate Warrants covering one share of Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose. Such subdivided Warrants shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

     (e) All notices, requests, demands, and other communications required or permitted under this Warrant and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made, and received when personally delivered the day after deposited with a recognized national overnight delivery service prior to its dead-line for receiving packages for next day delivery or upon the fifth day after deposited in the United States registered or certified mail with postage prepaid, return receipt requested, in each case addressed as set forth below:


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

If to the Company:

American Millennium Corporation, Inc.
1010 Tenth Street
Suite 100
Golden, CO 80401
Attn: Jim Hamilton
Telephone: (303) 279-2002
Facsimile: (303) 271-9777

     If to the Holder hereof, to the address of such Holder appearing on the books of the Company.

     (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

[Remainder of page intentionally left blank; signatures on the following page]

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                                 SIGNATURE PAGE
                                       TO
                                     COMPANY
                          COMMON STOCK PURCHASE WARRANT

     IN WITNESS WHEREOF, the Company, has caused this Warrant to be executed in its name by its duly authorized officers under its corporate seal, and to be dated as of the date first above written.

           AMERICAN MILLENNIUM CORPORATION, INC.

           By:  /s/ James E. Hamilton
              ----------------------------
                    James E. Hamilton
                    President and Chief Executive Officer

                                   ASSIGNMENT

                  (To be Executed by the Registered Holder to effect a Transfer of the foregoing Warrant)

           FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto ___________ the foregoing Warrant and the rights represented thereto to purchase shares of Common Stock of American Millennium Corporation, Inc. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

Holder:  ___________

Address: ___________
Dated:   ___________

In the presence of: _____________

                    FORM OF NOTICE OF EXERCISE OR CONVERSION

[To be signed only upon exercise of Warrant]

To: AMERICAN MILLENNIUM CORPORATION, INC.
The undersigned registered Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, shares of Common Stock of American Millennium Corporation, Inc., issuable upon exercise of said Warrant and hereby surrenders said Warrant.

The Holder herewith delivers to American Millennium Corporation, Inc., a check in the amount of $ representing the Exercise Price for such shares. The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is Dated:

Holder:


By:

                                     NOTICE

The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever






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